SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) September 30, 2004

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-88168	06-1262301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tampa City Center, Suite 700 Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

(813) 273-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information To Be Included in the Report

Item 1.01. Entry into Material Definitive Agreement.

On September 30, 2004, Syniverse Holdings, LLC (the “Ultimate Parent”), Syniverse Holdings, Inc. (the “Parent”) and Syniverse Technologies, Inc. (the “Borrower”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with the lenders signatory thereto and Lehman Commercial Paper Inc., as administrative agent for the lenders (the “Agent”). The Third Amendment amends the Credit Agreement among the Ultimate Parent, the Parent, the Borrower, the lenders from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book manager, and the Agent (the “Credit Agreement”). The Third Amendment (i) provides for the incurrence under the Credit Agreement of new Tranche B Term Loans, which will refinance, in full, all remaining outstanding Tranche B Term Loans, (ii) increases the amount borrowed under the Credit Agreement by $44.5 million with use of proceeds to fund a portion of the acquisition of all the assets of EDS’s North American Interoperator Services described in Item 2.01 below, (iii) amends various financial and other covenants, and (iv) extends the quarterly installment payment obligations of the Tranche B Term Loans from a period ending December 31, 2006 to a period ending September 30, 2010. The Applicable Margin with respect to new Tranche B Term Loans has been reduced to 2.0% for Base Rate Loans and 3.0% for Eurodollar Loans.

The Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Amendment which was filed as Exhibit 5.1 to the Registrants Form 8-K filed March 16, 2004, the First Amendment which was filed as Exhibit 5.1 to the Registrants Form 8-K filed September 29, 2003 and the Credit Agreement, which was filed as Exhibit 10.1 to the Registrants’ Form S-4 filed on May 14, 2002.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective as of the close of business on September 30, 2004, Syniverse Technologies, Inc. (“Syniverse”), pursuant to an Asset Purchase Agreement dated August 25, 2004 among Syniverse Technologies, Inc., Electronic Data Systems Corporation and EDS Information Services LLC (“Purchase Agreement”), completed its previously announced acquisition of EDS Interoperator Services North America (“IOS North America”) for $53.7 million payable in cash including working capital adjustments. The purchase price is subject to future adjustments that management believes will be immaterial. The purchase price was financed through increased borrowings under Syniverse’s Credit Agreement described in Item 1.01 above and available cash. Electronic Data Systems Corporation is independent of Syniverse and its affiliates. IOS North America is a third party clearinghouse service provider for wireless carriers worldwide. IOS North America offers services for voice and data providers including clearing and settlement for roaming and business intelligence reporting.

The Purchase Agreement is attached hereto as Exhibit 2.1, and Syniverse’s September 30, 2004 press release announcing the acquisition of IOS North America is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The Registrant intends to file the IOS North America financial statements required by this Item 9.01(a) in an amendment to this Form 8-K within the period permitted by Item 9.01(a)(4) of Form 8-K.

(b) Pro forma financial information.

The Registrant intends to file the IOS North America pro forma financial information required by this Item 9.01(b) in an amendment to this Form 8-K within the period permitted by Item 9.01(a)(4) of Form 8-K.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of August 25, 2004, among Syniverse Technologies, Inc., Electronic Data Systems Corporation and EDS Information Services LLC.

10.1	Third Amendment to Credit Agreement, dated as of September 30, 2004, by and among the Ultimate Parent, Parent, Borrower, the lenders signatory thereto, and the Agent.

99.1	Syniverse press release dated September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNIVERSE TECHNOLOGIES, INC.

By:	/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

October 4, 2004

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of August 25, 2004, among Syniverse Technologies, Inc., Electronic Data Systems Corporation and EDS Information Services LLC.

10.1*	Third Amendment to Credit Agreement, dated as of September 30, 2004, by and among the Ultimate Parent, Parent, Borrower, the lenders signatory thereto, and the Agent.

99.1*	Syniverse press release dated September 30, 2004.

*	Filed herewith electronically.